UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2018

INDOOR HARVEST CORP.

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5300 East Freeway Suite A Houston, Texas	77020
(Address of Principal Executive Offices)	(Zip Code)

346-310-3427

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Rick Gutshall

On February 20, 2018, Mr. Rick Gutshall resigned as Interim Chief Executive Officer of Indoor Harvest Corp (the “Company”).  Mr. Gutshall will remain a member of the Company’s Board of Directors.

Appointment of Daniel Weadock

On February 20, 2018 , Mr. Daniel Weadock was appointed Chief Executive Officer and Director of the Company.

Since August 2017, Mr. Weadock was Co-Founder and CEO of Junebug Technologies, LLC, a next generation microbial biotechnology company focused on developing solutions based on photosynthetic bacteria and other versatile microorganisms. Since 2005, Mr. Weadock also has served as President and CEO of The International in Bolton, Massachusetts, a world class golf and special event destination with its own boutique lodge and signature restaurant. As a change maker, he led a cultural and business transformation, from a very traditional and conservative enterprise to a more modern, open and forward-thinking organization.

Prior to 2005, Mr. Weadock served as Vice President of Enterprise Sales for Williams Telecommunications from 2002 through 2004, building a new sales team and opening new doors in global markets. From 1999 through 2001, Mr. Weadock served as Co-Founder and CEO of FilmAxis, an online, broadband virtual film market, where he led business plan development and capital raising. Prior to FilmAxis, Mr. Weadock was an Executive Vice President of Consortio from 1999 through 2000, a Seattle, Washington incubator of internet-based business to business communities, where he led business development.

Before joining Consortio, Mr. Weadock spent a year working with Fast Engines as their VP of Sales and President, from 1998 through 1999, his first start up in Cambridge, Massachusetts, a small software development company. Prior to Fast Engines, Mr. Weadock spent more than 10 years with Cable & Wireless Plc in a variety of roles around the world. After landing what was at the time one of the largest wireless deals in Cable & Wireless’ history, Mr. Weadock was awarded a Fellowship to MIT’s Sloan School of Management where he earned a Master of Science in Management.

Mr. Weadock is a forward-thinking visionary who will bring his many years of experience as a thought leader and an agent of change to the next stage of the Company’s development. As a member of the board, Mr. Weadock contributes the benefits of his executive leadership and management experience in developing corporate strategy, assessing emerging industry trends, and business operations. The Company believes that his contributions and deep understanding of all aspects of our business, products and markets will provide substantial experience to fuel our corporate growth.

There are no family relationships between Mr. Weadock and any of our other officers and directors.

Weadock Employment Agreement

On February 20, 2018, the Company entered into an executive employment agreement with Mr. Weadock (the “Weadock Employment Agreement”), pursuant to which Mr. Weadock agreed to act as the Company’s chief executive officer. Pursuant to the terms of the Weadock Employment Agreement, Mr. Weadock initial will not receive a salary. However, effective on the business day after the date on which the Company achieves Capitalization (as hereinafter defined) of $2,000,000 or more, Mr. Weadock’s annual base salary will be $100,000. For purposes of the Weadock Employment Agreement, “Capitalization” means aggregate net cash proceeds received by the Company from (a) the Company’s sale of common stock pursuant to Puts (as such term is defined in the Investment Agreement dated as of October 12, 2017 by and between the Company and Tangiers Global, LLC (the “Investment Agreement”)) under the Investment Agreement, and/or (b) any other sale by the Company of common stock or preferred stock, whether in a public offering or a private placement.

In addition, pursuant to the terms of the Weadock Employment Agreement, the Company agreed to grant Mr. Weadock (i) 300,000 shares of restricted stock as soon as administratively practicable following execution of the Weadock Employment Agreement, and (ii) 1,584,202 shares of restricted common stock, consistent with the grant and vesting schedule set forth in the table below; provided, however, that no grant will be made and no shares will be issued with respect to any grant if Mr. Weadock is not employed by the Company as an executive on the respective Date of Grant as set forth in the table below.

Date of Grant	Number of Shares	Date of Vesting
February 20, 2018	99,012	May 20, 2018
May 20, 2018	99,012	August 20, 2018
August 20, 2018	99,012	November 20, 2018
November 20, 2018	99,012	February 20, 2019
February 20, 2019	99,012	May 20, 2019
May 20, 2019	99,012	August 20, 2019
August 20, 2019	99,012	November 20, 2019
November 20, 2019	99,012	February 20, 2020
February 20, 2020	99,012	May 20, 2020
May 15, 2020	99,012	August 15, 2020
August 20, 2020	99,012	November 20, 2020
November 20, 2020	99,012	February 20, 2021
February 20, 2021	99,012	May 20, 2021
May 20, 2021	99,012	August 20, 2021
August 20, 2021	99,012	November 20, 2021
November 20, 2021	99,022	February 20, 2022
Total	1,584,202

If the Company is acquired by, or merged into and with, another entity prior to the last Date of Vesting set forth above (i.e. February 20, 2022), all shares issuable to Mr. Weadock under the Weadock Employment Agreement will become fully vested and non-forfeitable. Mr. Weadock is also eligible to participate in any equity-based incentive compensation plan or program adopted by the Company’s board of directors.

The Weadock Employment Agreement has a term of one year, unless Mr. Weadock’s employment is terminated sooner by the board of directors, and the term will be extended for additional one-year periods unless the Company or Mr. Weadock gives the other party at least 30 days’ prior written notice of its intent not to renew. The Weadock Employment Agreement automatically terminates upon Mr. Weadock’s death or total disability. Mr. Weadock may voluntarily terminate the Weadock Employment Agreement at any time by reason of retirement.

The Company may terminate Mr. Weadock’s employment at any time for Cause (as hereinafter defined). For purposes of the Weadock Employment Agreement, “Cause” includes termination for:

(i)	material breach of the Weadock Employment Agreement;

(ii)	intentional nonperformance or misperformance of such duties, or refusal to abide by or comply with the reasonable directives of his superior officers and/or the Company’s Board of Directors, or the Company’s policies and procedures;

(iii)	Mr. Weadock’s gross negligence in the performance of his material duties under the Weadock Employment Agreement;

(iv)	Mr. Weadock’s willful dishonesty, fraud or misconduct with respect to the business or affairs of the Company, that in the reasonable judgment of the President and/or the Board of Directors materially and adversely affects the Company;

(v)	Mr. Weadock’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude; or

(vi)	the commission of any act in direct or indirect competition with or materially detrimental to the best interests of Company that is in breach of Mr. Weadock’s fiduciary duties of care, loyalty and good faith to Company.

Cause does not include any actions or circumstances constituting Cause under (i) or (ii) above if Mr. Weadock cures such actions or circumstances within 30 days of receipt of written notice from the Company setting forth the actions or circumstances constituting Cause. In the event Mr. Weadock’s employment under the Weadock Employment Agreement is terminated for Cause, Mr. Weadock shall thereafter have no right to receive compensation or other benefits under the Weadock Employment Agreement.

The Company may, upon a majority vote of the board of directors, terminate Mr. Weadock’s employment under the Weadock Employment Agreement without Cause at any time upon 90 days’ prior written notice to Mr. Weadock.

The Weadock Employment Agreement contains confidentiality, non-solicitation and non-disparagement provisions.

Weadock Director Compensation Agreement

On February 20, 2018, the Company also entered into a compensation agreement with Mr. Weadock (the “Director Compensation Agreement”). Pursuant to the terms of the Director Compensation Agreement, the Company agreed to grant Mr. Weadock an aggregate of 240,000 shares of restricted common stock, consistent with the grant and vesting schedule set forth in the table below; provided, however, that no grant will be made and no shares will be issued with respect to any grant, if Mr. Weadock is not a member of the Company’s board of directors on the respective Date of Grant as set forth in the table below.

Date of Award	Number of Shares	Date of Vesting
February 23, 2018	30,000	May 23, 2018
May 23, 2018	30,000	August 23, 2018
August 23, 2018	30,000	November 23, 2018
November 23, 2018	30,000	February 23, 2019
February 23, 2019	30,000	May 23, 2019
May 23, 2019	30,000	August 23, 2019
August 23, 2019	30,000	November 23, 2019
November 23, 2019	30,000	February 23, 2020
Total	240,000

If the Company is acquired by, or merged into and with, another entity prior to the last Date of Vesting set forth above (i.e. February 23, 2022), all shares issuable to Mr. Weadock under the Director Compensation Agreement will become fully vested and non-forfeitable.

The Company also agreed to reimburse Mr. Weadock for all reasonable travel and incidental expenses incurred by Mr. Weadock in performing his services and attending meetings as approved in advance by the Company.

Weadock Indemnity Agreement

Also on February20, 2018, the Company also entered into an indemnity agreement with Mr. Weadock (the “Weadock Indemnity Agreement”). Pursuant to the terms of the Indemnity Agreement, the Company shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers; provided, however, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is reduced by exclusions so as to provide an insufficient benefit, or Mr. Weadock is covered by similar insurance maintained by a subsidiary of the Company. In addition the foregoing, the Company will indemnify Mr. Weadock from certain third party actions, derivative actions and actions where Mr. Weadock is decreased; provided, however, the Company shall not be obligated to indemnify Mr. Weadock for actions including, but not limited to, actions initiated by Mr. Weadock, for any action in which it is determined that the material assertions made by Mr. Weadock in such proceeding were not made in good faith or were frivolous, for any settlements not authorized by the Company, for any actions on the account of Mr. Weadock’s willful misconduct, and for any expenses and the payment of profits arising from the purchase and sale Mr. Weadock of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute; provided, further that, that the Company shall not be obligated to indemnify Mr. Weadock for expenses or liabilities of any type whatsoever which have been paid directly to Mr. Weadock pursuant to the Company’s D&O Insurance policy.

The foregoing description of the Weadock Employment Agreement, the Weadock Director Agreement and the Weadock Indemnity Agreement is a summary only, does not purport to set forth the complete terms of the Weadock Employment Agreement, the Weadock Director Agreement or the Weadock Indemnity Agreement, and is qualified in its entirety by reference to the Weadock Employment Agreement, the Weadock Director Agreement and the Weadock Indemnity Agreement, filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On February 23, 2018, the Company issued a press release entitled “Indoor Harvest Names Daniel Weadock Chief Executive Officer.” A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement dated February 20, 2018 between Indoor Harvest Corp and Daniel Weadock.

10.2	Compensation Agreement dated February 20, 2018 between Indoor Harvest Corp and Daniel Weadock.

10.3	Indemnity Agreement dated February 20, 2018 by and between Indoor Harvest Corp and Daniel Weadock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

Date: February 23, 2018	By:	/s/ Daniel Weadock
Daniel Weadock
Chief Executive Officer